AMENDED BYLAWS

OF

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(A COLORADO CORPORATION)

TABLE OF CONTENTS

BYLAWS

OF

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(a Colorado corporation)

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation required by the Colorado Business Corporation Act (the “Act”) to be maintained in Colorado shall be as set forth in the articles of incorporation, unless changed as provided by law.

Section 2.  Other Offices.  The principal office of Oak Ridge Energy Technologies, Inc.. (the “Corporation”), in the State of Colorado shall be at such place as may be fixed by the Board of Directors or as set forth in the articles of incorporation.  The Corporation may have such offices, either within or outside Colorado, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3.  Corporate Seal.  The corporate seal, if any, of the Corporation shall be in such form as adopted by the Board of Directors, and any officer of the Corporation may, when and as required, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the Corporation.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 4.  Place of Meetings.  Each meeting of the Shareholders shall be held at such place, either within or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation if in Colorado or, if the principal office is not located in Colorado, at the registered office of the Corporation in Colorado.

Section 5.  Annual Meeting.  An annual meeting of the Shareholders shall be held on such date as may be determined by the Board of Directors, beginning with the year following the year in which these Bylaws were adopted, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting is a legal holiday in Colorado, the meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the Shareholders to be held as soon thereafter as conveniently may be.  Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the Board of Directors or officers of the Corporation.

Section 6.  Special Meetings.  Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and shall be called by the President or the Board of Directors at the written, dated and executed demand of the holders of not less than twenty percent (20%) of all the votes of the Corporation entitled to be cast on any proposed issue to be considered.  A written demand shall contain the purpose or purposes for which the meeting shall be held.  Notice of the special meeting must be given within 30 days after the date of the call or demand in accordance with Section 7.

Section 7.  Notice of Meetings.  Except as otherwise required by law, written notice of each meeting of the Shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given, either personally (including delivery by private courier) or by first class, certified or registered mail, to each Shareholder of record entitled to notice of such meeting, not less than 10 nor more than 60 days before the date of the meeting, except that if the authorized shares of the Corporation are to be increased, at least 30 days notice shall be given, and, if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation not in the usual and regular course of business is to be voted on, at least 20 days notice shall be given.  Such notice shall be deemed to be given in person when delivered to the Shareholder by telephone, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication or by mail or private carrier.  If mailed, such notice shall be deemed to be given as to each Shareholder when deposited in the United States mail, addressed to the Shareholder at the Shareholder’s address shown in the Corporation’s current record of Shareholders, with postage thereon prepaid, but, if three successive notices mailed to the last-known address of any Shareholder of record are returned as undeliverable, no further notices to such Shareholder shall be necessary until another address for such Shareholder is made known to the Corporation.  Written notice to the Corporation may be addressed to its registered agent at its registered address or to the Corporation or its secretary at its principal office.  Notice is effective on the earliest of the date received, five days after mailing or the date shown on the return receipt, if applicable.  If a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed, in either of which case notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting in accordance with the foregoing provisions of this Section 7.

Whenever notice is required by law, the articles of incorporation or these bylaws to be given to any Shareholder, a waiver thereof in writing signed by the Shareholder entitled to such notice, whether before, at or after the time stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice.  By attending a meeting, a Shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the Shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the Shareholder objects to considering the matter when it is presented.

Section 8.  Quorum.  At all meetings of Shareholders, a majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum with respect to each matter.  If a quorum is present, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater proportion or number is otherwise required by the Act, the articles of incorporation or these bylaws.  Notwithstanding the foregoing, an amendment to the articles of incorporation that adds, changes or deletes a greater quorum or voting requirement shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

Section 9.  Adjournment and Notice of Adjourned Meetings.  In the absence of a quorum on any matter, a majority of the shares so represented may adjourn the meeting with respect to such matter from time to time for a period not to exceed 60 days at any one adjournment.  At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 10.  Voting of Shares.

(a)

Rights.  Subject to the provisions of Section 37, each outstanding share of record, regardless of class, is entitled to one vote, and each outstanding fractional share of record is entitled to a corresponding fractional vote, on each matter submitted to a vote of the Shareholders either at a meeting thereof or pursuant to Section 13, except to the extent that the voting rights of the shares of any class or classes are limited, increased or denied by the articles of incorporation as permitted by the Act.  In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, and for whose election he or she has the right to vote.

(b)

Proxies.  At any meeting of the Shareholders, a Shareholder may vote by proxy.  Without limiting the manner in which a Shareholder may appoint a proxy to vote or otherwise act for the Shareholder, the following shall constitute valid means of such appointment:  (i) a Shareholder may appoint a proxy by signing an appointment form, either personally or by the Shareholder’s attorney-in-fact; or (ii) a Shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the Shareholder transmitted or authorized the transmission of the appointment.  Such appointment of a proxy shall be filed with the Corporation before or at the time of the meeting.  No appointment of a proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the appointment form.

Section 11.  Joint Owners of Stock and Certain Holders.

(a)

Joint Owners.  Shares standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effects:  (i) if only one person votes, his or her act binds all; (ii) if two or more persons vote, the act of the majority so voting binds all; (iii) if two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in Colorado to appoint an additional person to act with the persons so voting the shares, in which case the shares shall be voted as determined by a majority of such persons; and (iv) if a tenancy is held in unequal interests, a majority or even split for the purposes of subparagraph (iii) shall be a majority or even split in interest.  The foregoing effects of voting shall not be applicable if the secretary of the Corporation is given written notice of alternative voting provisions and is furnished with a copy of the instrument or order wherein the alternative voting provisions are stated.

(b)

Shares Held by Another Corporation.  Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

(c)

Shares Held in Trust or by a Personal Representative.  Shares held by an administrator, executor, guardian, conservator or other personal representative may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

(d)

Shares Held by a Receiver.  Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(e)

Pledged Shares.  A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(f)

Redeemable Shares Called for Redemption.  Redeemable shares that have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to Shareholders and a sum sufficient to redeem such shares has been deposited with a bank, trust company or other financial institution with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(g)

Shares Held in a Fiduciary Capacity.  The Corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

Section 12.  Shareholders’ List.  After fixing the record date, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the Shareholders entitled to be given notice of the meeting or any adjournment thereof.  The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each class and series that are held by, each Shareholder.  For a period of 10 days before such meeting or two business days after notice of the meeting is given, whichever is earlier, this record shall be kept on file at the principal office of the Corporation, whether within or outside Colorado, and shall be subject to inspection by any Shareholder or his or her agent or attorney, upon prior written request, for any purpose germane to the meeting at any time during usual business hours.  Such record shall also be produced and kept open at the time and place of the meeting and any adjournment thereof and shall be subject to the inspection of any Shareholder or his or her agent or attorney for any purpose germane to the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such record or transfer books or to vote at any meeting of the Shareholders.

Section 13.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the Shareholders and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein shall be effective when the Corporation receives writings describing and consenting to the actions signed by the requisite Shareholders.  The record date for determining Shareholders entitled to take action without a meeting or entitled to be given notice is the date a writing upon which the action is taken is first received by the Corporation.  All consents signed pursuant to this Section 13 shall be either delivered to the Corporation or received by the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy thereof, including a copy of the signatures for inclusion in the minutes or for filing with the corporate records.  Any Shareholder who has signed a writing describing and consenting to action taken pursuant to this section may revoke such consent by a writing signed and dated by the Shareholder describing the action and stating that the Shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the Corporation has actually received the last consent signed by the requisite Shareholders, regardless of the effective date reflected in the consents or at any time before a specified effective date if the date specified in the consent is subsequent to the date the signed consents are received.  Unless otherwise provided by the articles of incorporation, one or more Shareholders may participate in a meeting of the Shareholders by, or the meeting may be conducted through the use of, any means of communication equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

ARTICLE IV

BOARD OF DIRECTORS

Section 14.  Number, Tenure and Qualifications.  The number of directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors or Shareholders. Directors must be natural persons at least 18 years old but need not be residents of Colorado or Shareholders of the Corporation.

Section 15.  General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided in the Act, the articles of incorporation or these bylaws.

Section 16.  Term of Directors.  Except as provided in Section 5 and Section 18, directors shall be elected at each annual meeting of the Shareholders.  Each director shall hold office until the next annual meeting of the Shareholders and thereafter until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.

Section 17.  Vacancies.  Unless otherwise required in the articles of incorporation, any vacancy occurring in the Board of Directors, including vacancies due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the Shareholders if there are no directors remaining.  The term of a director elected by the directors in office to fill a vacancy expires at the next annual Shareholders’ meeting at which directors are elected.  The term of a director elected by the Shareholders to fill a vacancy shall be the unexpired term of his or her predecessor in office; except that, if the director’s predecessor had been elected by the directors in office to fill a vacancy, the term of a director elected by the Shareholders shall be the unexpired term of the last predecessor elected by the Shareholders.  If the vacant office was held by a director elected by a voting group of Shareholders:  (a) if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and (b) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the Shareholders.

Section 18.  Resignation.  Any director may resign at any time by giving written notice to the Corporation.  A director’s resignation is effective when it is received by the Corporation unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

Section 19.  Removal.  At a meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by those shares then entitled to vote at an election of directors; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this Section 19 shall apply, with respect to the removal of a director or directors so elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.  Any reduction in the authorized number of directors shall not have the effect of shortening the term of any incumbent director unless such director is also removed from office in accordance with this Section 19.

Section 20.  Meetings.

(a)

Regular Meetings.  A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the Shareholders, or as soon thereafter as conveniently may be, at the time and place, either within or outside Colorado, determined by the Board of Directors, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office.  The Board of Directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

(b)

Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two directors, unless the Corporation only has one director then by the request of the President or the director.  The person or persons authorized to call special meetings of the Board of Directors may fix any convenient place, either within or outside Colorado, as the place for holding any special meeting of the Board of Directors called by them.

(c)

Meetings by Telephone.  Unless otherwise provided by the articles of incorporation, one or more members of the Board of Directors may participate in a meeting of the Board of Directors by, or the meeting may be conducted through the use of, any communications equipment by which all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

(d)

Notice of Meetings.  Notice of each meeting of the Board of Directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least two days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier to the director or delivered to the last address of the director furnished by him or her to the Corporation for such purpose) of written notice or by telephone, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication, except that, in the case of a meeting to be held pursuant to Section 20(c), notice may be given by telephone one day prior thereto.  The method of notice need not be the same to each director.  Notice shall be deemed to be given at the earliest of (i) the date received, but, if the director is no longer at the address of record, then the date delivery was attempted; (ii) five days after mailing; or (iii) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice of such meeting unless otherwise required by statute.

(e)

Waiver of Notice.  Whenever notice is required by law, the articles of incorporation or these bylaws to be given to the directors, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.  Such waiver shall be delivered to the Corporation for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.  A director’s attendance at, or participation in a meeting, waives any required notice to him or her of the meeting unless:  (i) at the beginning of the meeting, or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or (ii) if special notice was required of a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.  Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the waiver of notice of such meeting unless otherwise required by statute.

(f)

Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director:  (i) objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (ii) contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of such meeting; or (iii) causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of such meeting before its adjournment or by the Corporation immediately after adjournment of such meeting.  The right of dissent or abstention as to a specific action taken at a meeting of the Board of Directors is not available to a director who votes in favor of such action.

Section 21.  Quorum and Voting Rights.  Except as otherwise may be required by law, the articles of incorporation or these bylaws, a majority of the number of directors fixed in accordance with these bylaws, present in person, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present.  No director may vote or act by proxy or power of attorney at any meeting of directors.

Section 22.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting and without prior notice if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the directors. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document.  Unless the consent specifies a different effective date, action taken without a meeting pursuant to a consent in writing as provided herein is effective when all directors have signed the consent; however, the consent shall not be effective if, before all of the directors have signed the consent, any director has revoked his or her consent by a writing signed by the director and received by the secretary or any other person authorized by the bylaws or the Board of Directors to receive such a revocation.  All consents signed pursuant to this Section 22 shall be delivered to the secretary of the Corporation for inclusion in the minutes or for filing with the corporate records.

Section 23.  Fees and Compensation.  By resolution of the Board of Directors, a director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and each meeting of any committee of the Board of Directors of which he or she is a member and may be paid a fixed sum for attendance at each such meeting or a stated salary, or both a fixed sum and a stated salary.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 24.  Executive and Other Committees.  The Board of Directors, by resolution adopted by a majority of the directors in office when the action is taken, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority to (i) authorize distributions, (ii) approve or propose to the Shareholders actions or proposals required by law to be approved by the Shareholders, (iii) fill vacancies on the Board of Directors or any committee thereof, including any committee authorized by this Section 24, (iv) adopt, amend or repeal the bylaws, (v) approve a plan of merger not requiring Shareholder approval, (vi) amend articles of incorporation to the extent permitted by law to be amended by the full Board of Directors, (vii) authorize or approve reacquisition of shares of the Corporation, except according to a formula or method prescribed by the Board of Directors, or (viii) authorize or approve the issuance or sale of shares, or any contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.  The delegation of authority to any committee shall not operate to relieve the Board of Directors or any member of the Board of Directors from any responsibility imposed by law.  Subject to the foregoing, the Board of Directors may provide such powers, limitations and procedures for such committees as the Board of Directors deems advisable; except that each committee shall be governed by the procedures set forth in Section 20 (except as they relate to an annual meeting) through 23 as if the committee were the Board of Directors.  Each committee shall keep regular minutes of its meetings, which shall be reported to the Board of Directors when required and submitted to the Corporation for inclusion in the corporate records.

Section 25.  Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 26.  Officers Designated, Number, Qualifications and Compensation.  The officers of the Corporation shall consist of an Executive Chairman, who will be the senior officer of the Corporation to whom all other officers shall report, unless delegated otherwise by the Executive Chairman; a President; a Secretary; a Treasurer; and such other officers, including a chairman of the Board of Directors, chief executive officer, one or more vice-presidents and a controller, chief financial officer, as may from time to time be appointed by the Board of Directors.  In addition, the Board of Directors or the President may appoint such assistant and other subordinate officers, including assistant vice-presidents, assistant secretaries and assistant treasurers, as it or he or she shall deem necessary or appropriate, subject to the consent of the Executive Chairman.  Any number of offices may be held by the same person.  An officer shall be a natural person who is at least 18 years old.  Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.  Appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.  The Board of Directors may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 27.  Appointment, Term of Office, and Duties.  Except as provided in Section 26,  or this Section 27, the officers of the Corporation shall be appointed by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the Shareholders as provided in Section 20.  If the appointment of officers shall not be held as provided herein, such appointment shall be held as soon thereafter as conveniently may be.  A vacancy in any office, however occurring, may be filled by the Board of Directors or, if such office may be filled by the President as provided in Section 26, by the President, for the unexpired portion of the term.  Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified, or until the expiration of his or her term in office if appointed for a specified period of time, or until his or her earlier death, resignation or removal.  In all cases where the duties of any officer are not prescribed by the bylaws or by the Board of Directors, such officer shall follow the orders and instructions of the President, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a)

Duties of the Executive Chairman.  The Executive Chairman shall serve as the senior officer of the Corporation to whom all other officers shall report, unless delegated otherwise by the Executive Chairman.  He or she shall also (i) oversee and facilitate the assimilation of nominees or electees into the roles of President and Chief Executive Officer; (ii) assist the President and Chief Executive Officer with general advice and support in accessing the Corporation’s resources and communicating with the Board; and (iii) counsel, advise and support executive management, acting as a mentor or coach where appropriate and as deemed reasonably required or necessary by the Executive Chairman, or as requested by the Chief Executive

Officer, assist executive management with investor and customer relations; facilitate effective contributions by executive management and the Board; assist in setting and implementing the Corporation’s strategic direction; promote effective relationships between directors to facilitate effective Corporation oversight; continue to represent the Corporation as its Executive Chairman, at events and functions deemed reasonably required or necessary by the Executive Chairman, or as reasonably requested by the Chief Executive Officer; assist in the initiation of constructive change and succession management in Board appointments (except that of any successor as Chairman) subject to board and shareholder approval, as applicable or required by law, the Bylaws, charters or policies of the Corporation; assist the Chief Executive Officer and the Board in focusing its or his or her time and efforts on matters of highest importance to the Corporation; assist with the creation of agendas for Board or executive officer meetings; serve as chair of all Board, or executive meetings, unless the chair is delegated to the Chief Executive Officer for meetings of executive officers; and otherwise provide leadership to and assist in managing the Board.

(b)

Duties of Chief Executive Officer.  The Chief Executive Officer shall serve as the chief executive officer of the Corporation and shall have general and active management authority with respect to the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; subject, however, to the right of the directors to delegate specific powers, except those exclusively conferred by statute on the Chief Executive Officer or President, to any other officer or officers of the Corporation.  He or she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation.  He or she shall be EX-OFFICIO a member of all committees.

(c)

Duties of President.  The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless a chairman of the Board of Directors has been appointed and is present.  Unless some other officer has been elected Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)

Duties of Vice-Presidents.  The Vice-President, if any (or, if there is more than one, then each vice-president), shall assist the President and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors.  The Vice-President, if there is one (or, if there is more than one, then the vice-president designated by the Board of Directors, or, if there be no such designation, then the vice-presidents in order of their election), shall, at the request of the President or, in his or her absence or inability or refusal to act, perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Assistant vice-presidents, if any, shall have such powers and perform such duties as may be assigned to them by the President or by the Board of Directors.

(e)

Duties of Secretary.  The secretary shall:  (i) prepare and maintain the minutes of the proceedings of the Shareholders, the Board of Directors and any committees of the Board of Directors; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep at the Corporation’s registered office or principal place of business within or outside Colorado a record containing the names and addresses of all Shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (v) have general charge of the stock books of the Corporation, unless the Corporation has a transfer agent; (vi) authenticate records of the Corporation; and (vii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(f)

Duties of Treasurer.  The treasurer shall:  (i) be the principal financial officer of the Corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations; (iv) upon request of the Board of Directors, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.  Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

Section 28.  Authority.  The officers of the Corporation shall have the authority and shall exercise the powers and perform their duties specified in Section 27 and as may be additionally specified by the President, the Board of Directors or these bylaws.

Section 29.  Resignation.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice of resignation to the Corporation.  A resignation of an officer is effective when the notice is received by the Corporation unless the notice specifies a later effective date.  If a resignation is made effective at a later date, the Board of Directors may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date, or the Board of Directors may remove the officer at any time before the effective date and may fill the resulting vacancy.  An officer’s resignation shall take effect at the time specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Section 30.  Removal.  Any officer may be removed with or without cause at any time by the Board of Directors or, in the case of assistant and other subordinate officers, by the Board of Directors or the President (whether or not such officer was appointed by the President) whenever in its or his or her judgment, as the case may be, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  The appointment of an officer shall not in itself create contract rights.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 31.  Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these bylaws, and such execution or signature shall be binding upon the Corporation.  All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize to do so.  Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by an contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 32.  Voting of Securities by the Corporation.  Unless otherwise provided by resolution of the Board of Directors, on behalf of the Corporation the President or any vice-president shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the Shareholders of any other Corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings.  At all such meetings and otherwise, the President or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

ARTICLE VII

STOCK

Section 33.  Issuance, Form and Execution of Shares.  The issuance or sale by the Corporation of any shares of its authorized capital stock of any class shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by law.  No shares shall be issued until full consideration has been received therefor.  Every issuance of shares shall be recorded on the books maintained for such purpose by or on behalf of the Corporation.

The shares of stock of the Corporation shall be represented by certificates, except that the Board of Directors may authorize the issuance of any class or series of stock of the Corporation without certificates as provided by law.  If shares are represented by certificates, such certificates shall be signed either manually or in facsimile in the name of the Corporation by one or more officers designated in the bylaws or by the Board of Directors and sealed with the seal of the Corporation or with a facsimile thereof, if any.  If the issuing Corporation is authorized to issue different classes of shares or different series within a class, the share certificate shall contain a summary, on the front or the back, of the designations, preferences, limitations and relative rights applicable to each class, the variations in preferences, limitations and rights determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish to the Shareholder this information on request in writing and without charge.  If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.

Section 34.  Lost Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.  The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

Section 35.  Transfer of Shares.  Upon presentation and surrender to the Corporation or to the Corporation’s transfer agent of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer on the books maintained for such purpose by or on behalf of the Corporation.  No transfer of shares shall be effective until it has been entered on such books.  The Corporation or the Corporation’s transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer.  Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

Section 36.  Fixing of Record Date.  For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than 60 days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.  A record date fixed for the purpose of determining Shareholders entitled to notice of a meeting of the Shareholders shall be fixed not less than 10 days immediately preceding such meeting (30 days if the authorized stock is to be increased, 20 days if the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation not in the usual and regular course of business is to be considered).  If no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.  When a determination of Shareholders entitled to vote at any meeting of the Shareholders has been made as provided in this Section 36, such determination shall apply to any adjournment thereof.  Notwithstanding the foregoing provisions of this Section 36, the record date for determining Shareholders entitled to take action without a meeting as provided in Section 13 shall be the date specified in such Section.

Section 37.  Holders of Record.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

Section 38.  Shares Held for Account of Another.  The Board of Directors, in the manner provided by the Act, may adopt a procedure whereby a Shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such Shareholder are held for the account of a specified person or persons.  Upon receipt by the Corporation of a certification complying with such procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth therein, to be the holders of record of the number of shares specified in place of the Shareholder making the certification.

Section 39.  Transfer Agents, Registrars and Paying Agents.  The Board of Directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the Corporation.  Such agents and registrars may be located either within or outside Colorado.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

Section 40.  Consideration for Shares.  Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors.  Such consideration shall consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed and other securities of the Corporation; however, the promissory note of a subscriber or an affiliate of the subscriber for shares shall not constitute consideration for the shares unless the note is negotiable and is secured by collateral, other than the shares, having a fair market value at least equal to the principal amount of the note.  For the purposes of this Section, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a nonrecourse note.

ARTICLE VIII

FISCAL YEAR

Section 41.  Fiscal Year.  The fiscal year of the Corporation shall be as established by the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 42.  Indemnification.

(a)

Definitions.  For purposes of this Article, the following terms shall have the meanings set forth below:

(1)

“Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(2)

“Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, agent, associate, manager, member, promoter or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan.  A director is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.  “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)

“Expenses” includes counsel fees.

(4)

“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses.

(5)

“Official Capacity” means, when used with respect to a Director, the office of Director in the Corporation and, when used with respect to a person other than a Director as contemplated in section 7-109-107 of the Act (an officer, employee, fiduciary and agent), the office in the Corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary or agent on behalf of the Corporation.  “Official Capacity” does not include service for any other domestic or foreign Corporation or other person or employee benefit plan.

(6)

“Party” includes a person who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(7)

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

(b)

Right to Indemnification.  Subject to Section 42(d), the Corporation shall indemnify any person made a Party because the person is or was a Director to a Proceeding against Liability incurred in, relating to, or as a result of, the Proceeding to the fullest extent permitted by law, including without limitation in circumstances in which, in the absence of this Section 42, indemnification would be discretionary under the Act if:  (i) the person conducted himself or herself in good faith; (ii) the person reasonably believed:  (A) in the case of conduct in an Official Capacity with the Corporation, that his or her conduct was in the Corporation’s best interests; and (B) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and (iii) in the case of any criminal Proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.  A Director’s conduct with respect to an employee benefit plan for a purpose the Director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of (ii)(B) above.  A Director’s conduct with respect to an employee benefit plan for a purpose that the Director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of (i) above.  The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Director did not meet the standard of conduct described in this section.  However, the Corporation may not indemnify a Director under this section:  (x) in connection with a Proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or (y) in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving action in an Official Capacity, in which Proceeding the Director was adjudged liable on the basis that he or she derived an improper personal benefit.  Indemnification permitted under this section in connection with a Proceeding by or in the right of the Corporation is limited to reasonable Expenses incurred in connection with the Proceeding.

In addition to the foregoing, the Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the person was a Party because the person is or was a Director, against reasonable Expenses incurred by him or her in connection with the Proceeding.

(c)

Advancement of Expenses.  The Corporation may pay for or reimburse the reasonable Expenses incurred by a Director who is a Party to a Proceeding in advance of final disposition of the Proceeding if:  (i) the Director furnishes to the Corporation a written affirmation of the Director’s good faith belief that he or she has met the standard of conduct described in Section 42(b); (ii) the Director furnishes to the Corporation a written undertaking, executed personally or on the Director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this article.  The undertaking required by (ii) of this section shall be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

(d)

Burden of Proof.  The Corporation may not indemnify a Director under Section 42(b) unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in Section 42(b).  The Corporation shall not advance Expenses to a Director under Section 42(c) unless authorized in the specific case after the written affirmation and undertaking are received and the determination required by Section 42(c) has been made.  The determinations required by this section shall be made:  (i) by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those Directors not parties to the Proceeding shall be counted in satisfying the quorum; or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more Directors not parties to the Proceeding; except that Directors who are parties to the Proceeding may participate in the designation of Directors for the committee.  If a quorum cannot be obtained as contemplated in (i) above, and a committee cannot be established under (ii) above, or, even if a quorum is obtained or a committee is designated, if a majority of the Directors constituting such quorum or such committee so directs, the determination required to be made by this section shall be made: by independent legal counsel selected by a vote of the Board of Directors or the committee or, if a quorum of the full Board of Directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board of Directors; or by the Shareholders.  Authorization or indemnification and advance of Expenses shall be made in the same manner as the determination that indemnification or advance of Expenses is permissible; except that, if the determination that indemnification or advance of Expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of Expenses shall be made by the body that selected such counsel.

(e)

Notification and Defense of Claim.  Promptly after receipt by a Party of notice of the commencement of any Proceeding, the Party shall, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation in writing of the commencement thereof; provided, however, that delay in so notifying the Corporation shall not constitute a waiver or release by the Party of any rights under this Article.  With respect to any such Proceeding:  (i) the Corporation shall be entitled to participate therein at its own expense; (ii) any counsel representing the Party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the Party and to the Corporation; and (iii) the Corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the Party.  If the Corporation assumes the defense of the Proceeding, the Party shall have the right to employ its own counsel, but the fees and Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of such Proceeding shall be at the expense of the Party unless (x) the employment of such counsel has been specifically authorized by the Corporation, (y) the Party shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Party in the conduct of the defense of such Proceeding, or (z) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding.  Notwithstanding the foregoing, if an insurance carrier has supplied directors’ and officers’ liability insurance covering a Proceeding and is entitled to retain counsel for the defense of such Proceeding, then the insurance carrier shall retain counsel to conduct the defense of such Proceeding unless the Party and the Corporation concur in writing that the insurance carrier’s doing so is undesirable.  The Corporation shall not be liable under this Article for any amounts paid in settlement of any Proceeding effected without its written consent.  The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on a Party without the Party’s written consent.  Consent to a proposed settlement of any Proceeding shall not be unreasonably withheld by either the Corporation or the Party.

(f)

Notice to Shareholders of Indemnification of Director.  If the Corporation indemnifies or advances Expenses to a Director under this Article in connection with a Proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the Shareholders with or before the notice of the next Shareholders’ meeting.  If the next Shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the Shareholders at or before the time the first Shareholder signs a writing consenting to such action.

(g)

Enforcement.  The right to indemnification and advancement of Expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the Corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of Expenses is received.  If successful in whole or in part in such suit, the Party’s Expenses incurred in bringing and prosecuting such claim shall also be paid by the Corporation.  Whether or not the Party has met any applicable standard of conduct, been adjudged liable to the Corporation or derived improper personal benefit, the court in such suit may order indemnification or the advancement of Expenses as the court deems proper (subject to any express limitation of the Act).  Further, the Corporation shall indemnify a Party from and against any and all Expenses and, if requested by the Party, shall (within 10 business days of such request) advance such Expenses to the Party which are incurred by the Party in connection with any claim asserted against or suit brought by the Party for recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether the Party is unsuccessful in whole or in part in such claim or suit.

(h)

Proceedings by a Party.  The Corporation shall indemnify, advance or reimburse Expenses incurred by a Director in connection with an appearance as a witness in a Proceeding at a time when he or she has not been made a named defendant or respondent in the Proceeding.

(i)

Subrogation.  In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified Party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the Corporation.

(j)

Other Payments.  The Corporation shall not be liable under this Article to make any payment in connection with any Proceeding against or involving a Party to the extent the Party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.  A Party shall repay to the Corporation the amount of any payment the Corporation makes to the Party under this Article in connection with any Proceeding against or involving the Party, to the extent the Party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amount.

(k)

Insurance.  The Corporation may purchase and maintain insurance on behalf of a person who is or was a Director, officer, employee, fiduciary or agent of the

Corporation, or who, while a Director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a Director, officer, employee, fiduciary or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 42(b) or 42(k).  Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

(l)

Indemnification of Officers, Employees, Fiduciaries and Agents.  An officer is entitled to mandatory indemnification and to apply for court-ordered indemnification under the Act, in each case to the same extent as a Director.  The Corporation shall indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation to the same extent as to a Director.  In addition, the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a Director to a greater extent than provided to a Director, if not inconsistent with public policy, and if provided for by general or specific action of its Board of Directors or Shareholders, or contract.

(m)

Other Rights and Remedies.  The rights to indemnification and advancement of Expenses provided in this Article shall be in addition to any other rights to which a Party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the Shareholders or Directors, agreement or otherwise.  The Corporation shall have the right, but shall not be obligated, to indemnify or advance Expenses to any agent of the Corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Act.

(n)

Applicability; Effect.  The rights to indemnification and advancement of Expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any Party during the period such Party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the Party may be subject to any possible Proceeding by reason of the fact that he or she served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person.  Any repeal or modification of this Article or of any section or provision hereof shall not affect any rights or obligations then existing.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and each Party covered hereby.

(o)

Severability.  If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of this Article that each Party covered hereby is entitled to the fullest protection permitted by law.

ARTICLE X

NOTICES

Section 43.  Notices.

(a)

Notice to Shareholders.  Whenever under any provisions of these Bylaws, notice is required to be given to any Shareholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent.

(b)

Notice to Directors.  Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 20 of these Bylaws.  If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)

Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the Shareholder or Shareholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)

Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)

Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of law or of the articles of incorporation or bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of articles under any provision of the Act, the articles shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XI

AMENDMENTS

Section 44.  Amendments.  The directors may amend or repeal these bylaws unless the articles of incorporation reserve such power exclusively to the Shareholders in whole or in part or the Shareholders, in amending or repealing a particular bylaw provision, provide expressly that the directors may not amend or repeal such bylaw.  The Shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the directors.

CERTIFICATE OF OFFICER

I hereby certify that:

I am the duly elected and CEO and Executive Chairman, the senior officer of Oak Ridge Energy Technologies, Inc., a Colorado corporation (the “Company”); and

Attached hereto is a complete and accurate copy of the Amended Bylaws of the Company as duly adopted by the Board of Directors of the Company at a special meeting of such directors duly called and held on October 14, 2014, and said Amended Bylaws are presently in effect, effective on such date.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of the 20th day of October, 2014.

/s/ Stephen J. Barber______

Stephen J. Barber, CEO and

Executive Chairman